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                                                                      EXHIBIT 23

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the incorporation by reference in this Form 10-K of Aerial Communications, Inc., of our report dated January 28, 1998 (except with respect to the matters discussed in Note 9, as to which the date is February 5, 1998), on the consolidated financial statements of Aerial Communications, Inc. and Subsidiaries (the "Company") included in the Company's 1997 Annual Report to Shareholders, to the inclusion in this Form 10-K of our report dated January 28, 1998 (except with respect to the matters discussed in Note 9, as to which the date is February 5, 1998), on the financial statement schedule of the Company, and to the incorporation of such reports into the Company's previously filed S-8 Registration Statements, File No. 333-06471, File No. 333-10199, File No. 333-10201, File No. 333-26429 and File No.
333-32743.

ARTHUR ANDERSEN LLP

Chicago, Illinois
March 26, 1998